UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 20, 2016

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On January 20, 2016, Interactive Brokers Group, Inc.’s (the “Company”) Board of Directors elected Mr. Denis Mendonca to serve as the Company’s Chief Accounting Officer.

Mr. Mendonca, age 41, has been the Group Controller of IBG LLC since September 2014.  Prior to joining the Company, Mr. Mendonca served as Executive Director - Head of U.S. Financial Reporting for UBS, a global financial services company, from December 2000 to September 2014. Prior to joining UBS, Mr. Mendonca worked for five years as an auditor for PricewaterhouseCoopers. Mr. Mendonca is a Certified Public Accountant licensed with the Massachusetts Board of Public Accountancy, and has a Bachelor’s degree in Accounting from the Paulista University (Brazil) and a Bachelor’s degree in Business Administration from the Mackenzie University (Brazil). He has no family relationships with directors or other executive officers of the Company and is not a party to any transactions requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2016

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary